Exhibit 99.1

FOR IMMEDIATE RELEASE Contact: Nancy Krejsa Senior Vice President Investor Relations and Corporate Communications +1-972-595-5083 nkrejsa@sftp.com

Debt Refinancing to Save Six Flags $13 Million or 25 Percent

of its Annual Cash Interest Costs

Company Also Negotiates More Flexible Credit Agreement Covenants

GRAND PRAIRIE, Texas — December 20, 2011 — Six Flags Entertainment Corporation (NYSE: SIX) announced today that it has entered into a new $1.135 billion credit facility that will reduce cash interest costs by more than $13 million annually, assuming current LIBOR rates, and provide the company with added financial flexibility, including a larger revolver and the ability to distribute incremental cash to shareholders in the form of dividends and share repurchases.

The new credit facility includes a $200 million revolver and a $75 million Term Loan A, both with five-year terms currently priced at LIBOR plus 2.25 percent, plus a seven-year $860 million Term Loan B priced at LIBOR plus 3.25 percent. The Term Loan B pricing includes a LIBOR floor of 1.0 percent. The proceeds from the new $935 million term loans were used, along with $15 million of existing cash, to retire a pre-existing $950 million term loan. Approximately 87 percent of the new term loans are not due until December 2018 and no funds were drawn from the revolver as of the date of the closing.

“The debt refinancing represents yet another positive step for the company,” said John Duffey, Chief Financial Officer of Six Flags. “The new credit facility will improve cash flow, strengthen our capital structure and allow us to continue to create shareholder value.”

The joint bookrunners on the transaction were: Wells Fargo Securities, LLC, Bank of America, N.A., Barclays Bank plc, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, and JPMorgan Chase Bank, N.A.

Recent Events

On November 30, 2011 Standard & Poor’s Rating Services upgraded the company’s corporate credit rating to BB based on the company’s current business risk profile and the terms of the company’s new credit facilities.

About Six Flags Entertainment Corporation

Six Flags Entertainment Corporation is the world’s largest regional theme park company with approximately $1.0 billion in revenue and 19 parks across the United States, Mexico and Canada. For more than 50 years, Six Flags has entertained millions of families with world-class coasters, themed rides, thrilling water parks and unique attractions including up-close animal encounters, Fright Fest and Holiday in the Park.

Forward Looking Statements

The information contained in this release, other than historical information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These

statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, (i) the adequacy of cash flows from operations, available cash and available amounts under our credit facilities to meet our future liquidity needs, (ii) our ability to improve operating results by implementing strategic cost reductions, and organizational and personnel changes without adversely affecting our business, (iii) our operations and results of operations, and (iv) the risk factors or uncertainties listed from time to time in the company’s filings with the Securities and Exchange Commission (“SEC”). In addition, important factors, including factors impacting attendance, local conditions, events, disturbances and terrorist activities, risk of accidents occurring at the company’s parks, adverse weather conditions, general financial and credit market conditions, economic conditions (including consumer spending patterns), competition, pending, threatened or future legal proceedings and other factors could cause actual results to differ materially from the company’s expectations. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will be realized and actual results could vary materially. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the company’s Annual and Quarterly Reports on Forms 10-K and 10-Q, and its other filings and submissions with the SEC, each of which are available free of charge on the company’s investor relations website at  www.sixflags.com/investors and on the SEC’s website at www.sec.gov.